Exhibit 99(g)(19)

                    FORM OF NOVATION AND AMENDMENT AGREEMENT


      Reference is hereby made a Custodian Agreement dated as of [ , 2015] (the "Custodian Agreement") by and between the funds party thereto (each, the "Fund" and collectively, the "Funds") and Brown Brothers Harriman &Co. ("BBH") as amended from time to time.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms and conditions of the Custodian Agreement BBH provides certain custodial services to the Funds;

            WHEREAS, AB Cap Fund, Inc. (formerly known as AllianceBernstein Cap Fund, Inc.)("AB Cap Fund") on behalf of its series AB Global Core Equity Portfolio, AB Emerging Markets Growth Portfolio, AB Emerging Markets Core Portfolio, AB International Strategic Core Portfolio and AB Asia ex-Japan Portfolio (the "Cap Portfolios") and AB Bond Fund, Inc. (formerly known as AllianceBernstein Bond Fund, Inc.)("AB Bond Fund") on behalf of its series AB High Yield Portfolio ("Bond Portfolio"), wish to engage BBH to provide the same custodial services under the Custodian Agreement to Cap Portfolios and Bond Portfolio (the Cap Portfolios and the Bond Portfolio collectively referred to as the "Portfolios");

      WHEREAS, AB Cap Fund requested, and BBH has agreed to permit AB Cap Fund on behalf of the Cap Portfolios and the AB Bond Fund on behalf of the Bond Portfolio to become parties to the Custodian Agreement for the purposes of the provision of BBH's custodial services to the Portfolios pursuant to the terms of the Custodian Agreement.

      NOW THEREFORE, BBH, the Funds, AB Cap Fund on behalf of the Cap Portfolios and AB Bond Fund on behalf of the Bond Portfolio hereby agree by execution of this Novation and Amendment Agreement that AB Cap Fund on behalf of the Cap Portfolios and AB Bond Fund on behalf of the Bond Portfolio shall be joined as parties to the Custodian Agreement, and to amend the Custodian Agreement as follows, as of [ , 2015]:

I.    Amendments to the Custodian Agreement

1. Appendix A of the Custodian Agreement is hereby deleted and Appendix A attached hereto is substituted therefore.

II.   Miscellaneous

1. As amended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Funds, AB Cap Fund on behalf of the Cap Portfolios and AB Bond Fund on behalf of the Bond Portfolio each hereby ratifies and affirms each of the representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

3. By signing below, AB Cap Fund on behalf of the Cap Portfolios and AB Bond Fund on behalf of the Bond Portfolio shall be fully bound by the terms and conditions of the Custodian Agreement, as amended, effective immediately upon execution of this Novation and Amendment Agreement as if AB Cap Fund on behalf of the Cap Portfolios and AB Bond Fund on behalf of the Bond Portfolio had been original parties thereto.

                    FORM OF NOVATION AND AMENDMENT AGREEMENT


4. This Novation and Amendment Agreement shall be governed by such laws as provided in Section 12.4 of the Custodian Agreement. This Novation and Amendment Agreement may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Novation and Amendment Agreement and together with the Agreement, shall represent the entire understanding of the parties hereto.

Brown Brothers Harriman & Co.

By:
    -------------------------------------

Name:
      ------------------------

Title:
       --------------------

Date:
      -----------------------


Each Fund or Portfolio set forth on Appendix A hereto, severally and not jointly

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
     ------------------------------------

Date:
     ------------------------------------

                    FORM OF NOVATION AND AMENDMENT AGREEMENT


                                   Appendix A
                                     To the
               Custodian Agreement dated as of September 14, 2009

                           Effective Date: [ , 2015]

AB High Income Fund, Inc.
AB Global Real Estate Investment Fund, Inc.
AllianceBernstein Global High Income Fund, Inc.
AB International Growth Fund
AB Unconstrained Bond Fund, Inc.(f/k/a AllianceBernstein Diversified
Yield Fund)
AB Global Bond Fund

AB Cap Fund, Inc. on behalf of the following portfolios:
--------------------------------------------------------

AB Emerging Markets Multi-Asset Portfolio
AB All Market Growth Portfolio (formerly known as AB Dynamic All Market Fund) AllianceBernstein Dynamic All Market Plus Fund
AB Select US Equity Portfolio
AB Global Core Equity Portfolio
AB Emerging Markets Growth Portfolio
AB Emerging Markets Core Portfolio
AB International Strategic Core Portfolio
AB Asia ex-Japan

AB Bond Fund, Inc. on behalf of the following portfolio:
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AB High Yield Portfolio